UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Class B Preferred Stock Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020 (December 18, 2020)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 711-2009

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Class B Preferred Stock Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Class B Preferred Stock registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Class B Preferred Stock Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Class B Preferred Stock Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On December 18, 2020, Singlepoint Inc. (the “Company”) entered a Class B Preferred Stock Purchase Agreement (the “Class B Preferred Stock Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby the Company issued GHS Four Hundred and Eight shares of Class B Convertible Preferred Stock (the “Class B Preferred Stock”) for a purchase price of Four Hundred Thousand Dollars (One Thousand Dollars per share of Class B Preferred Stock).   The foregoing is subject to, and qualified in its entirety, by the Class B Preferred Stock Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Class B Preferred Stock.

Pursuant to the terms of the Class B Preferred Stock Purchase Agreement, the Company issued GHS an aggregate of Four Hundred and Eight shares of Class B Preferred Stock.    The foregoing was not registered under the Class B Preferred Stock Act of 1933 and was made in reliance upon the exemptions from the registration requirements of the Class B Preferred Stock Act set forth in Regulation D thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a certificate of designation (the “Certificate of Designation”) with the State of Nevada to amend its Amended and Restated Articles of Incorporation to designate One Thousand Five Hundred Shares of preferred stock as Class B Preferred Stock.

Below is a summary description of the material rights, designations and preferences of the Class B Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Class B Preferred Stock, in accordance with the following schedule:

i.

If all of the Class B Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class B Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class B Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class B Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

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The Company shall pay a dividend of eight percent (8%) per annum on the Class B Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class B Preferred Stock calculated at the purchase price.

The Stated Value of the Class B Preferred Stock is $1,200 per share.

Following any Event of Default (as defined in the Certificate of Designation), all outstanding shares of Class B Preferred Stock shall come immediately due for redemption and the redemption amount shall accrue interest at the lesser of (a) 18% per annum or (b) the maximum legal rate. Redemption following an Event of Default shall occur at an amount equaling: one hundred and thirty five percent (135%), multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation for all shares of Class B Preferred Stock.

The Class B Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class B Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share of Preferred Stock by $0.00244.

From the date of issuance until the date when the Holder no longer holds any shares of Class B Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class B Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

In addition to any adjustments pursuant to Section 7(a) above, if at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class B Preferred Stock (each such Holder, a “Significant Purchaser”) shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

If at any time on or after the issuance date of the Class B Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation attached hereto as Exhibit 3.1, which is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description

3.1	Certificate of Designation For Class B Convertible Preferred Stock

10.1	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of December 18, 2020.

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SIGNATURES

Pursuant to the requirements of the Class B Preferred Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: December 23, 2020	By:	/s/ William Ralston
William Ralston
President

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